UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities and Exchange Act of 1934
Date of Report (Date of earliest event reported): March 3, 2006
STARBUCKS CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Washington	0-20322	91-1325671
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)
2401 Utah Avenue South, Seattle, Washington 98134
(Address of principal executive offices)
(206) 447-1575
(Registrant’s Telephone Number, including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(b).     Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     On March 3, 2006, Starbucks Corporation (“Starbucks”) received a letter from Gregory B. Maffei resigning from the Starbucks Corporation Board of Directors and from his position as Chair of Starbucks Audit and Compliance Committee, effective March 3, 2006. Mr. Maffei wrote that he was promoted on March 1, 2006 to the position of President and Chief Executive Officer of Liberty Media Corporation, ahead of the company’s originally planned schedule. Mr. Maffei had been serving as CEO-Elect of Liberty Media since November 2005. Mr. Maffei stated that the increased demands on his time arising from his new position with Liberty Media would make it difficult for him to continue to serve on the Starbucks Board. The Starbucks Board of Directors has not yet selected Mr. Maffei’s successor as Chair of the Audit and Compliance Committee of the Board.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

STARBUCKS CORPORATION
Dated: March 3, 2006	By:	/s/ Michael Casey
Michael Casey
executive vice president, chief financial officer and chief administrative officer Signing on behalf of the registrant